UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13063	81-0422894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6650 S. El Camino Road, Las Vegas, Nevada 89118

(Address of registrant’s principal executive office)

(702) 897-7150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 27, 2017, Scientific Games Corporation (the “Company”) has named Michael Winterscheidt as its Chief Accounting Officer.

Mr. Winterscheidt, 46, has served as the Company’s Vice President, Corporate Controller since joining the Company in July 2016. Before joining the Company, Mr. Winterscheidt served three years with Caesars Entertainment Corporation, ending his tenure there as Vice President and Corporate Controller. Prior to that, he had leadership roles leading the corporate accounting and financial reporting organizations of Delta Airlines, Inc., from 2010 to 2013, and Microsoft Corporation, from 2002 to 2009. He was previously a manager in the audit practice of the global accounting firm of Arthur Andersen LLP.

On February 27, 2017, the Company entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Mr. Winterscheidt. The term of Mr. Winterscheidt’s Amended Employment Agreement extends through February 27, 2018, subject to automatic extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given.

Under the Amended Employment Agreement:

•	Mr. Winterscheidt will receive an annual base salary of $425,000. He will have the opportunity to earn up to 50% of his base salary as annual incentive compensation based upon achievement of target level performance goals for a given year and up to 100% of his base salary upon achievement of maximum performance goals for a given year.

•	Mr. Winterscheidt will be entitled to receive annual equity awards in the discretion of the Compensation Committee of the Board of Directors of the Company in accordance with the Company’s plans and programs for other executives of the Company.

•	In the event the Company terminates Mr. Winterscheidt’s employment without “Cause” (including in connection with a non-renewal of the Amended Employment Agreement) or Mr. Winterscheidt terminates his employment for “Good Reason” (as such terms are defined in the Amended Employment Agreement) during the term of the Amended Employment Agreement, the Company will generally pay severance to Mr. Winterscheidt in an amount equal to Mr. Winterscheidt’s annual base salary, which will be payable over a period of 12 months.

•	In the event of Mr. Winterscheidt’s death or “Total Disability” (as such term is defined in the Amended Employment Agreement) during the term of the Amended Employment Agreement, he will not be entitled to any special severance payments (but will receive any accrued but unpaid compensation and payment with respect to any insurance policies that may be applicable to him or his estate, as the case may be).

Mr. Winterscheidt’s Amended Employment Agreement also contains, among other things, covenants imposing certain obligations on Mr. Winterscheidt with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company, or solicit employees and/or customers of the Company, during his employment and for a period of 12 months after termination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: March 3, 2017	By:	/s/ Michael A. Quartieri
		Name:	Michael A. Quartieri
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

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